Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$114,151
Unrealized Gain (Loss) on Market Value of Futures	(2,080,280)
Dividend Income	4,696
Interest Income	28,778
ETF Transaction Fees	1,750
Total Income (Loss)	$(1,930,905)

Expenses
General Partner Management Fees	$77,687
Professional Fees	12,603
Brokerage Commissions	13,356
Non-interested Directors' Fees and Expenses	917
Prepaid Insurance Expense	342
Total Expenses	104,905
Expense Waiver	(13,363)
Net Expenses	$91,542
Net Income (Loss)	$(2,022,447)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/16	$132,890,440
Withdrawals (1,000,000 Shares)	(14,977,861)
Net Income (Loss)	(2,022,447)

Net Asset Value End of Month	$115,890,132
Net Asset Value Per Share (7,800,000 Shares)	$14.86

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612